Exhibit 99.1

Winning Edge International, Inc.

Secured Promissory Note

$30,000

March 19, 2007

Winning Edge International, Inc. (OTCBB:  WNED), a Delaware corporation (the “Company”), hereby promises to pay to the order of Jay O. Wright and his executors, administrators and assigns (the “Holder”), the principal sum of THIRTY THOUSAND DOLLARS ($30,000) on July 31, 2007 or earlier if the merger between the Company and ProGames Network, Inc. is consummated prior to that date (the “Maturity Date”).  The Company shall pay interest on the outstanding principal amount from the date hereof until the Maturity Date at the rate of 1.0% per month compounded monthly and upon default or after the Maturity Date at a rate of 2.0% per month, compounded monthly.  All payments will be made to the Holder, at such address as the Holder may designate, in money of the United States of America.

1.

Security Interest.  Company hereby grants to Holder a lien on all of Company’s property and assets (the “Security Interest”).  Such Security Interest shall be maintained until this Note is fully paid off.    Such Security Interest shall be junior to existing liens by Laurus Master Fund (for approximately $220,000) and CSI Business Finance (for approximately $680,000) but shall be senior to all other liens now existing or in the future granted.

2.

Remedies.

a.

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events:

i.

default in the payment of the principal of this Note at its maturity; or

ii.

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

iii.

the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

iv.

Any representation or warranty made to the Holder by the Company pursuant to this Note is false or misleading in any material respect; or

v.

The Company fails to observe or perform any material covenant or agreement made by the Company to the Holder pursuant to this Note or the Warrant; or

vi.

The Company defaults on any other existing promissory note.

b.

Acceleration of Maturity.  If any Event of Default occurs and is continuing (other than an Event of Default described in Section 2(a)(i)), then and in every such case the Holder may declare the principal on this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.

c.

Payment of Expenses.  If any part of the Aggregate Balance is not paid when due, or if the Company fails to perform any obligation required hereunder, the Company shall pay any and all reasonable costs of collection or enforcement of all outstanding obligations under this Note incurred by the Holder, including reasonable attorneys’ fees and expenses.

3.

Notices.  All notices and communications provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or faxed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or faxed:

(a) if to the Company:

WINNING EDGE INTERNATIONAL, INC.

Attn:  Wayne Root and Doug Miller

Las Vegas, NV

Facsimile No.:  702.407.5188

(b) if to the Holder:

Jay O. Wright

Facsimile No.:  301.610.2094

or to such other person or address as the party entitled to notice hereunder shall designate by notice in accordance with this Note.

4.

Miscellaneous.

a.

This Note may be amended only by a writing signed by the Company and the Holder.  All covenants and agreements in this Note by the Company shall bind its successors and assigns.

b.

In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

c.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

d.

This Note is binding on the Company, and the Company, and all sureties, guarantors and endorsers hereby waive presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences.  Failure of, or delay by, the Holder to assert any right herein shall not be deemed to be a waiver thereof, nor shall any such failure or delay on any one or more occasions be deemed to prohibit or waive the same or any other right on any future occasion.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.

WINNING EDGE INTERNATIONAL, INC.

By:________________________

Its:________________________

CSI BUSINESS FINANCE, with respect to the grant of the junior lien and agreeing that this Note shall be pari passu in terms of priority to the extent unsecured.

By:__________________________

Tim Connolly, CEO